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                            NEW ENGLAND ZENITH FUND

             Amendment No. 3 to Agreement and Declaration of Trust

       The undersigned, being at least a majority of the Trustees of New
England Zenith Fund (the "Trust"), hereby consent to and adopt the following amendment to the Trust's Agreement and Declaration of Trust (as amended through Amendment No. 2 thereto, the "Declaration of Trust"), a copy of which is on file in the office of the Secretary of State of The Commonwealth of Massachusetts:

       The undersigned Trustees having determined it to be consistent with the fair and equitable treatment of all shareholders of the Trust, the first sentence of Section 6 of Article III of the Declaration of Trust is hereby amended to read in its entirety as follows:

       Without limiting the authority of the Trustees set forth in Section 5, inter alia, to establish and designate any further Series or classes or
       ----------
       to modify the rights and preferences of any Series or class, each of the following Series shall be, and is hereby, established and designated: (1) the "Money Market Series," (2) the "Bond Income Series," (3) the "Capital Growth Series," (4) the "Stock Index Series," (5) the "Managed Series,"
       (6) the "Value Growth Series," (7) the "Avanti Growth Series" and (8) the "Small Cap Series."

       The foregoing amendment shall become effective as of the time it is filed with the Secretary of State of The Commonwealth of Massachusetts.

       IN WITNESS WHEREOF, we have hereunder set our hands for ourselves and for our successors and assigns this 29th day of April, 1994.


/s/KENNETH J. COWAN                            /s/ROBERT B. KITTREDGE
-------------------                            ----------------------
Kenneth J. Cowan                               Robert B. Kittredge

/s/LAURENS MACLURE
------------------                             --------------------
Laurens MacLure                                Sandra O. Moose

/s/JAMES H. SCOTT                              /s/JOSEPH E. TURLEY
-----------------                              -------------------
James H. Scott                                 Joseph E. Turley

/s/PETER S. VOSS                               /s/HENRY L. P. SCHMELZER
----------------                               ------------------------
Peter S. Voss                                  Henry L. P. Schmelzer
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/s/JOSEPH M. HINCHEY                           /s/RICHARD S. HUMPHREY, JR.
--------------------                           ---------------------------
Joseph M. Hinchey                              Richard S. Humphrey, Jr.

/S/JOHN A. SHANE                               /s/PENDLETON P. WHITE
----------------                               ---------------------
John A. Shane                                  Pendleton P. White